POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Table of Contents 1. PURPOSE ............................................................................................................................................ 1 2. SCOPE ................................................................................................................................................. 1 3. NO TRADING OR TIPPING ON MATERIAL, NON-PUBLIC INFORMATION ..................................... 2 4. “BLACKOUT” PERIODS WHEN TRADING IS PROHIBITED ............................................................. 2 5. WHAT TRADES ARE PROHIBITED? .................................................................................................. 3 6. ADDITIONAL PROHIBITED TRANSACTIONS ................................................................................... 4 7. PRE-CLEARANCE OF SECURITIES TRADES .................................................................................. 4 8. EXCEPTION FOR APPROVED 10B5-1 PLANS ................................................................................. 4 9. SECTION 16 OBLIGATIONS AND RESTRICTIONS ON DIRECTORS AND CERTAIN OFFICERS ........................................................................................................................................... 5 10. IRISH COMPANY LAW NOTIFICATION OBLIGATIONS ON DIRECTORS AND COMPANY SECRETARIES .................................................................................................................................... 6 11. RESALE OF COMPANY SECURITIES BY AFFILIATES ..................................................................... 7 12. SUMMARY OF POLICY ....................................................................................................................... 8 13. ESCALATION, WAIVERS AND QUESTIONS ..................................................................................... 9 14. RELATED DOCUMENTS..................................................................................................................... 9 15. VERSION CONTROL .......................................................................................................................... 9 1. PURPOSE Perrigo Company plc (“Perrigo” or the “Company”) has adopted this Policy on Insider Trading and Securities Transactions to promote compliance with applicable securities laws, reduce the risk of inadvertent securities law violations, and insulate both individuals and the Company from allegations of “insider trading.” It also supports our Code of Conduct, which requires each of us to understand and comply with securities laws. 2. SCOPE This Policy applies to all employees, Directors, and Executive Officers of Perrigo and its subsidiaries, regardless of location, as well as to their immediate family members, people sharing their households and any other person or entity subject to their influence or control (all such persons, the “Covered Persons” with respect to such employee, Director, or Executive Officer). Any employee who (i) is considered a “designated employee” by executive management, or (ii) is serving as member of the Board of Directors or in a Senior Vice President position or higher is also subject to certain requirements under this Policy that apply to Directors and Executive Officers. Violations may be investigated and may result in disciplinary action, up to and including termination of employment or contract. As used in this Policy, the term “securities” includes ordinary shares, options to purchase ordinary shares, or any other type of securities that Perrigo or, if applicable, another company may issue, including, but not limited to, debt instruments, preferred shares, convertible debentures and warrants, as well as derivative

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 2 of 9 securities that are not issued by a company, such as exchange-traded put or call options or swaps relating to the company’s securities. In addition, this Policy also prohibits the Company from trading in its securities based upon material, non- public information about itself, consistent with applicable law; provided that this restriction does not apply to transactions pursuant to Rule 10b5-1. 3. NO TRADING OR TIPPING ON MATERIAL, NON-PUBLIC INFORMATION Any Perrigo employee, Director or Executive Officer or any of their Covered Persons who possesses material, non-public information about Perrigo or another company with which we do or may do business is precluded from buying, selling or gifting, or offering to buy or sell, Perrigo’s securities or the securities of that other company until at least one full trading day after the information becomes public. Employees, Directors, Executive Officers and Covered Persons are similarly precluded from disclosing, or “tipping,” material, non-public information about a company to another person, including family members, with the intention of benefiting the recipient. This means you cannot provide such information to anyone, including another Perrigo employee, who does not have a legitimate need to know the information and, as applicable, is subject to a confidentiality agreement. These illegal activities are commonly referred to as “insider trading.” Potential penalties for insider trading include termination, civil or criminal fines, administrative sanctions, and imprisonment. Insider trading liability may also be triggered by a gift or charitable donation of securities on the basis of material, non-public information—particularly if the giver has reason to believe that the recipient is likely to sell the gifted or donated securities before the information has been disclosed. Accordingly, this policy applies to gifts and charitable donations as if they were sales, and all references herein to “trading” include the making or solicitation of a gift or charitable donation of securities. Information is considered material if a reasonable investor would consider it important in deciding whether to trade in securities. A good rule of thumb – do not buy or sell securities or advise anyone else to do so if you are at all motivated to do so based on your knowledge of non-public information. Non-public information may also be referred to as confidential information and means information not known to the public-at-large. Examples of material confidential or non-public information include anticipated acquisitions, earnings forecasts, regulatory approvals, product launch dates, business development efforts, transactions involving our indebtedness or securities, issues affecting major products, cybersecurity incidents or issues, or any significant governmental action affecting Perrigo, in each case regardless of whether the information is positive or negative. 4. “BLACKOUT” PERIODS WHEN TRADING IS PROHIBITED A blackout period is a period of time during which certain employees are prohibited from buying or selling the Company’s securities. Perrigo imposes these blackout periods because it presumes that Directors, Executive Officers and certain employees have access during these periods to material, non-public information that precludes them from legally buying or selling Company securities. QUARTERLY BLACKOUT PERIODS Because of the particular sensitivity of trading by those who have access to Perrigo’s financial information as the Company’s financial statements are being prepared, all Directors and Executive Officers, and all other employees designated as such by executive management. are subject to a quarterly blackout period

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 3 of 9 that precludes them from trading in Perrigo securities beginning two weeks before the end of each fiscal quarter and ending at least one full trading day after the release of Perrigo’s quarterly (or annual) financial statements. Of course, if you are aware of any material, non-public information outside this blackout period, you are still precluded from buying or selling Perrigo securities. Perrigo’s Chief Financial Officer is responsible for determining who will be considered “designated employees” for purposes of this section of the Policy. OTHER BLACKOUTS Perrigo may impose a trading blackout from time to time on specific groups of its Directors, Executive Officers or employees when, in the judgment of the General Counsel, a blackout is warranted. While these blackouts generally arise because Perrigo is involved in a material transaction, they may be declared for any reason, including with respect to our retirement plans as required by SEC rules. The General Counsel will notify you when any such blackout begins and ends. If you are subject to such a blackout, you are precluded from trading in Perrigo securities during the blackout period or advising anyone else to do so. Retirement plan blackouts Directors and Executive Officers are prohibited from trading in Company securities during any period of three or more consecutive days during which at least 50% of the participants or beneficiaries in an “individual account” retirement plan of the Company or its subsidiaries are unable to purchase, sell, or otherwise acquire or transfer an interest in the equity of the Company held in such plan due to a temporary suspension by the Company or a fiduciary. “Individual account” plans include, without limitation, defined contribution plans such as broad-based tax-qualified 401(k) plans and profit sharing plans, share bonus plans, and certain nonqualified deferred compensation arrangements. The General Counsel will notify you when a retirement plan-related blackout begins and ends. There are limited exceptions to this rule, and Directors and Executive Officers should consult with the Company’s General Counsel or designee prior to attempting a securities transaction during the above-described blackout period. 5. WHAT TRADES ARE PROHIBITED? If you are prohibited from trading in securities pursuant to Paragraph 3 (material, non-public information) or Paragraph 4 (blackout), this means that, during any such period, you and your Covered Persons may not: a) Purchase or sell securities of the applicable company in the open market or through private transactions or advise anyone else to do so. b) Sell ordinary shares acquired upon the exercise of a share option, including shares sold to pay the exercise price of a share option or any applicable withholding taxes. (However, unless you are subject to a retirement plan blackout, the exercise of a share option – i.e., purchasing and holding of ordinary shares covered by a share option granted to you by Perrigo – is permitted. Only the sale of shares acquired upon the exercise of a share option is subject to the restrictions contained in this Policy.) c) Change the investment direction or allocation in Perrigo’s 401K Savings Plan that affects the percentage amount of Perrigo ordinary shares held or purchased by the Plan. However, routine, automatic purchases of ordinary shares by the Plan under a pre-existing investment direction are permitted. d) Make a gift or charitable donation of any securities of the applicable company, including a gift to a family member.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 4 of 9 6. ADDITIONAL PROHIBITED TRANSACTIONS In addition to the trades prohibited under Paragraph 5 above, you may not, at any time: a) trade in options, warrants, puts and calls or similar instruments on Perrigo securities or sell Perrigo securities “short” or engage in “short sales against the box,” b) hold Perrigo securities in margin accounts and/or pledge Perrigo securities as collateral for a loan, or c) engage in hedging or monetization transactions or similar arrangements. PARAGRAPHS 7-11 BELOW APPLY ONLY TO DIRECTORS, EXECUTIVE OFFICERS AND DESIGNATED EMPLOYEES 7. PRE-CLEARANCE OF SECURITIES TRADES To further the goals of preventing inadvertent securities law violations and to insulate individuals and Perrigo from claims of insider trading, all Directors, Executive Officers and designated employees must consult with and obtain approval from both the General Counsel and Chief Financial Officer before conducting any trade in Perrigo securities, regardless of whether a blackout is in effect. Our pre-clearance policy also applies to trades by any of your Covered Persons. Persons requesting pre-clearance may be required to provide certain information regarding the proposed transaction and confirmation that he or she has reviewed this policy and is not aware of any material, non-public information concerning the Company. If upon requesting clearance you are advised that you may not trade in Perrigo securities, you may not trade in Perrigo securities for the specified time period (or, if no time period is specified, until obtaining pre- clearance). You are also prohibited from informing anyone of such restriction. If granted pre-clearance, the requestor may make the trade at any time within, but not after, two market trading days of receipt of preclearance. If the requestor becomes aware of material, non-public information concerning the Company before the trade is executed, the pre-clearance shall be void and the trade must not be completed. 8. EXCEPTION FOR APPROVED 10B5-1 PLANS The trading restrictions under Paragraph 1 (material, non-public information) and Paragraph 2 (blackout), and requirements under Paragraph 5 (pre-clearance), do not apply to transactions made under a pre- existing written plan that complies with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (an “Approved 10b5-1 Plan”), provided that the Approved 10b5-1 Plan (i) has been approved in writing in advance of any trades thereunder by both the General Counsel and Chief Financial Officer; (ii) has not since been revised or modified; and (iii) was entered into in good faith at a time when the purchaser or seller, as applicable, was not in possession of material nonpublic information about the Company or subject to a blackout period and further provided that the Approved 10b5-1 Plan complies with the cooling- off period provided for in Rule 10b5-1(c). For more information regarding Approved 10b5-1 Plans, please contact the General Counsel.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 5 of 9 9. SECTION 16 OBLIGATIONS AND RESTRICTIONS ON DIRECTORS AND CERTAIN OFFICERS Section 16 of the Securities Exchange Act of 1934 imposes certain requirements and trading restrictions on Section 16 Insiders, which are briefly summarized below. Please contact the General Counsel if you have any questions or need any additional information regarding such provisions. a) “Section 16 Insiders” are Directors and Executive Officers (for the purpose of this Section 9, as “officer” is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934), as well as beneficial owners of ten percent or more of Perrigo’s outstanding ordinary shares (consistent with the definition of “ten percent beneficial owner” in Rule 16a-2 under the Securities Exchange Act of 1934. b) Reporting of Beneficial Ownership. Section 16(a) requires Section 16 Insiders to report their beneficial ownership, and changes in beneficial ownership, of Perrigo ordinary shares to the SEC. Beneficial ownership is based on the Section 16 Insider’s direct or indirect pecuniary interest in the securities – i.e., his or her ability to profit from purchases or sales of the securities. In addition to the more obvious scenarios, a Section 16 Insider is considered to have a beneficial ownership of securities held by: • Household members – members of the Section 16 Insider’s immediate family sharing the same household; • Trust – if the Section 16 Insider has or shares investment control over the trust securities and the Section 16 Insider is a trustee (with a pecuniary interest in the trust securities), beneficiary, or settlor with the power to revoke the trust; and • Controlled entities – if the Section 16 Insider controls or has a controlling interest in an entity, such as a partnership, corporation or limited liability company. c) Derivative Securities. Section 16 also applies to options, warrants, convertible securities, share appreciation rights, puts, calls or other rights to acquire ordinary shares that are independently entered into with another person as well as options issued by Perrigo. A Section 16 Insider should report beneficial ownership as follows: • Initial Report – Form 3: The Section 16 Insider must file Form 3 within ten days of the event triggering compliance, even if he or she does not own Company securities at the time. • Current Report – Form 4: A Section 16 Insider must report any changes that occur in his or her beneficial ownership of the Company’s securities on Form 4, which must be filed within two business days after the event/transaction requiring the filing. As a rule, this covers all non-exempt transactions involving Perrigo securities, including purchases and sales of shares, changes in the form of beneficial ownership that also include a change in pecuniary interest, and the grant, exercise and disposition of options. A Section 16 Insider may elect to defer to year-end the reporting of any purchases of company equity securities aggregating less than $10,000 in any six-month period (if no sales are made in such period), or any receipts of equity securities by gift or inheritance. Note that gifts and charitable donations of company equity securities by a Section 16 Insider may not be deferred to the Section 16 Insider’s annual Form 5, but must be disclosed on a Form 4 within two business days. • Annual Report – Form 5: A Section 16 Insider must file a Form 5 within 45 days after the end of the Company’s fiscal year to report any non-exempt transactions not previously reported on Form 4.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 6 of 9 d) Section 16 Short–Swing Profit Liability. A Section 16 Insider is liable to Perrigo for any profits the Section 16 Insider receives from the purchase and sale, or sale and purchase, of registered Perrigo securities within a period of less than six (6) months, regardless of whether the profit is in cash or non-cash form. The test for Section 16(b) liability is purely objective: if a Section 16 Insider purchases and sells, or sells and purchases, registered securities within a period of less than six (6) months, the Section 16 Insider is liable for the profits received or deemed to be received as a result of the transaction, regardless of whether the Section 16 Insider had access to or used material, non-public information or whether the Section 16 Insider acted in good or bad faith. Because a Section 16 Insider is deemed to have indirect beneficial ownership of securities held by household members, trusts and controlled entities he or she must consider both transactions in securities that he or she owns directly and transactions in securities that he or she holds indirectly. Here is an example: if a Section 16 Insider’s spouse or a relative living with the Section 16 Insider sells Perrigo ordinary shares and the Section 16 Insider purchases lower-priced shares within six (6) months before or after that sale, the Section 16 Insider would be liable to Perrigo for short-swing profits. Note that profit is assumed if there are any purchases at a price lower than the price at which any securities are sold—even if the sales precede the purchases with which they are matched, and even if other trades over the same period lose money. Some transactions are exempt from Section 16(b). For example, a grant to a Director of share options will not be treated as a purchase under Section 16(b) if the grant is approved by Perrigo’s Board of Directors or a committee of non-employee directors, or the shareholders. Similarly, a Director’s sale or disposition of Perrigo securities back to the Company is exempt from Section 16(b) if approved by one of these same groups. Non-exempt share options and other types of derivatives and convertible securities are deemed to be purchases under Section 16(b) upon acquisition rather than exercise or conversion. Consequently, the acquisition of the option to purchase ordinary shares is treated as the equivalent of the purchase of the ordinary shares. The exercise, conversion, or vesting of a security is generally an exempt transaction under Section 16(b), although exercise or conversion is reportable under Section 16(a). Consequently, if a Section 16 Insider acquires a non-exempt share option on January 1, exercises the option on June 1, and sells the security on August 1, Section 16(b) will not apply because the securities will be considered purchased on January 1 and sold more than six (6) months later. Section 16 is complex and may be non-intuitive. Section 16 Insiders should consult with their own legal advisers for information on the application of Section 16, including any other exemptions to the reporting and/or short-swing profit provisions thereof. 10. IRISH COMPANY LAW NOTIFICATION OBLIGATIONS ON DIRECTORS AND COMPANY SECRETARIES Irish company law imposes certain notification requirements on Directors and Company Secretaries. While this policy summarizes those requirements and restrictions, contact the General Counsel if you have any questions or need any additional information. Sections 261-263 of the Companies Act, 2014 impose an obligation on a Director or Company Secretary to notify the Company in writing of any interest (or of any change in his or her interest) that he or she has in shares, debentures and rights to acquire shares or debentures in any of the Company and its subsidiaries.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 7 of 9 The interests required to be notified are broadly equivalent to those set out in the description of beneficial ownership at Paragraph 7(b) above. The Director or Company Secretary must notify the Company of his or her interest (or any change in his or her interest) within 5 days of the acquisition, disposal or change in the interest. 11. RESALE OF COMPANY SECURITIES BY AFFILIATES As an Executive Officer or Director, you are considered an “affiliate” under Rule 144. That means when you decide to resell any Perrigo securities, you must do so consistent with Rule 144 under the Securities Act of 1933, which governs resale by Executive Officers and Directors. a) Persons Covered. Rule 144 applies to any sale of Perrigo securities by an affiliate, regardless of whether the securities were acquired in a registered public offering or on the open market, as well as any sale by an affiliate’s spouse or any relative living in an affiliate’s home (i.e. “a member of an affiliate’s immediate family”), and, in some cases, a corporation, partnership, trust or estate with which an affiliate of Perrigo is affiliated. b) Holding Period. Securities acquired directly or indirectly from the Company in a transaction that is not registered with the SEC must be held for at least six months before being resold. Perrigo securities that you have owned for at least six months may be sold in compliance with Rule 144. c) Perrigo securities acquired in connection with a public offering or in the open market are not subject to any holding period requirement. In addition, Perrigo has filed registration statements covering shares issuable pursuant to share awards granted under Perrigo’s equity/share compensation plans. Perrigo ordinary shares that you acquire or have acquired pursuant to awards granted under the plan are not subject to any holding period requirement. The other provisions of Rule 144, however, continue to be applicable to any of your sales of Perrigo securities regardless of how you acquired the securities. d) Number of Shares That May be Sold. The amount of shares that may be sold in any three-month period is limited to the greater of (1) 1% of the Company’s outstanding shares, or (2) the average weekly trading volume during the four weeks that precede the transaction. Based on approximately 134,630,000 Perrigo ordinary shares outstanding as of November 8, 2022, the maximum amount of sales permitted in any three-month period is currently at least 1,346,300 ordinary shares. These volume limitations are applied on an aggregate basis for each Rule 144 affiliate and certain other persons, including household members, trusts, persons acting in concert, and certain transferees. Given the size of these numbers, it is unlikely that you will ever reach the threshold. However, if you feel you are close to any threshold, please contact the General Counsel so that we can review. e) Manner of Sale. The sale of restricted securities must be made in an open market transaction – i.e. through a broker, at the prevailing market price, for no more than the usual brokerage commission. Additionally, the broker may not solicit or arrange for solicitation of customers to purchase the securities. f) Notice of Proposed Sale. If the amount of Perrigo ordinary shares proposed to be sold during any three-month period would exceed 5,000 ordinary shares or if the aggregate sales price would exceed $50,000, you must file a notice of proposed sale on Form 144 (the Stock Plan Administrator or the Director of Executive Compensation has copies of this form) prior to or concurrently with placing the order to sell with a broker or selling to a market maker. Form 144 must be filed with the SEC on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system In determining whether to file a Form 144, you need to consider only your proposed sales.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 8 of 9 12. SUMMARY OF POLICY In order to comply with applicable laws and this Policy, employees, Directors and Executive Officers of Perrigo should: □ Make sure that you are familiar with this Policy and review it annually. □ Ask the following questions before completing any transaction in Perrigo securities: a) Am I in a blackout period? b) Am I aware of any material, non-public information? c) Do I need to pre-clear the transaction with the General Counsel and Chief Financial Officer, and if so, did I obtain the necessary approval? □ Observe quarterly and special blackout periods (if you are a Director, Executive Officer or a designated employee). □ Not trade in the securities of any public company if you possess material, non-public information about that company obtained in the course of your services to or employment with Perrigo. □ Not “tip” or disclose confidential information to anyone (either inside or outside Perrigo) who does not have a legitimate need to know the information and, as applicable, is subject to a confidentiality agreement. □ Consult with the General Counsel and the Chief Financial Officer, or their designees in advance of a transaction if you a) are an executive at or above the Senior Vice President level, b) you have been designated as an employee that must consult with and obtain approval from the General Counsel and the CFO □ If you are a Section 16 Insider, ask before buying or selling Perrigo securities: □ If you are a Section 16 Insider, before selling, ask whether you or any immediate family members/your partner have made any purchases of Perrigo securities within the past 6 months and whether you or any immediate family members/your partner anticipate making any purchases of Perrigo securities in the next 6 months. □ If you are a Section 16 Insider, before purchasing, ask whether you or any immediate family members/your partner have made any sales of Perrigo securities within the past 6 months and whether you or any immediate family members/your partner anticipate making any sales of Perrigo securities (including sales through a broker-assisted cashless option exercise) within the next 6 months. □ If you are a Section 16 Insider, before any transaction in Perrigo securities, notify the person designated by Perrigo to coordinate Section 16 filings of the transaction. □ If you are a Section 16 Insider or are subject to Rule 144, file any necessary reports with the SEC. □ If you are a Director or Company Secretary, file any notifications with the Company as required pursuant to Irish company law.

POLICY ON INSIDER TRADING AND SECURITIES TRANSACTIONS Corporate Policy Version 2.3 Effective Date: July 30, 2025 Page 9 of 9 13. ESCALATION, WAIVERS AND QUESTIONS If you have any doubts about the materiality of any non-public information, or if you have reason to doubt whether material, non-public information has been effectively disclosed to the public, you should contact and consult with the General Counsel before disclosing any such information to any other person or purchasing or selling a security while in possession of such information. If, after reading this Policy, or at any other time, you have questions about insider trading, you should contact the General Counsel. Any waivers to this Policy require the prior written approval of the General Counsel with respect to the specific transaction in which you wish to engage. 14. RELATED DOCUMENTS Please refer to Inside Perrigo (Global Policies) for the following documents: • Code of Conduct • Pre-clearance trading form 15. VERSION CONTROL VERSION NR 2.3 DEPARTMENT LEGAL & GOVERNANCE APPROVED BY BOARD OF DIRECTORS APPROVAL DATE JULY 30, 2025 EFFECTIVE DATE JULY 30, 2025